STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

INCORP SERVICES, INC.
3155 EAST PATRICK LANE STE 1
LAS VEGAS, NV 89120-3481

February 20, 2008

Job Number: C20080219-2393

Job Contents:

NY Corp Filing Acknowledgement(s):	1
File Stamped Copy(s):	1
Corp Charter(s):	1
ILO-ALO Profit(s):	1

Special Handling Instructions:

LEGAL WINGS

HYPERERA, INC.

INCORP SERVICES, INC.
3155 EAST PATRICK LANE STE 1
LAS VEGAS, NV 89120-3481

SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **HYPERERA, INC.**, did on February 19, 2008, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on February 20, 2008.

ROSS MILLER
Secretary of State

By

Certification Clerk

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080112779-57
	Filing Date and Time: 02/19/2008 4:25 PM
	Entity Number: E0103782008-8

Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	HYPERERA, INC.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	INCORP SERVICES, INC. Name 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / Nevada / 89120 (MANDATORY) Physical Street Address / City / Zip Code (OPTIONAL) Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ $0.0010 Number of shares without par value: 0
4. **Names & Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees)	1. ZHIYONG LI Name 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / NV / 89120 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional - see instructions)	The purpose of this Corporation shall be: ANY LEGAL PURPOSE
6. **Name, Address and Signature of Incorporator:** (attach additional page if more than 1 incorporator)	Cecilia Padilla on behalf of Incorp Services, Inc. X [signature] Name / Signature 3155 EAST PATRICK LANE, SUITE 1 / LAS VEGAS / NV / 89120 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. X [signature] on behalf of Incorp Services, Inc. 02/14/2008 Authorized Signature of R. A. or On Behalf of R. A. Company / Date

This form must be accompanied by appropriate fees.

STATE OF NEVADA
SECRETARY OF STATE

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
BY RESIDENT AGENT

IN THE MATTER OF ***Hyperera, Inc.***, a Nevada corporation, **InCorp Services, Inc.**, with the address at **3155 East Patrick Lane · Suite 1, Las Vegas, NV 89120-3481**, County of **Clark**, State of **Nevada**, hereby accepts the appointment as Resident Agent of the above-entitled corporation in accordance with NRS 78.090.

IN WITNESS WHEREOF, I have hereunto set my hand this **19th** day of **February 2008**.

InCorp Services, Inc. or
Authorized Signatory

INCORP